AVONDALE INDUSTRIES, INC.
                             FLEXIBLE BENEFITS PLAN


                            Effective January 1, 1998




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                            AVONDALE INDUSTRIES, INC.
                             FLEXIBLE BENEFITS PLAN

                                Table of Contents


                                                                            Page

INTRODUCTION                                                                   1

ARTICLE I     Definitions                                                      2

ARTICLE II     Eligibility Provisions                                          5
         Effective Date of Participation for Eligible Employees                5
         Termination of Participation for Eligible Employees                   5
         Participation During FMLA                                             5

ARTICLE III     Contributions                                                  6
         Elective Contributions                                                6
         Nonelective Company Contributions                                     6
         New Employees                                                         6
         Pay Reduction and Payroll Withholding                                 6
         Maximum Amount of Elective Contributions                              7
         Participant Contributions by Participants on FMLA Leave               7

ARTICLE IV     Participant Elections/Benefit Options                           8
         Enrollment Procedures                                                 8
         Duration of Elections                                                 8
         Benefit Enrollment                                                    8
         Value of Benefits                                                     8
         New Employees                                                         8
         Absence of Completed Election Form                                    9
         Changes in Employee Elections                                         9
         Special Enrollment Rights                                            10

ARTICLE V     COBRA Rights                                                    11
         In General                                                           11
         Definition of Employee and Participant                               11
         Continuation of Benefits                                             11
         Benefit Plan                                                         11
         Enrollment Options                                                   11
         Other COBRA Provisions                                               11



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ARTICLE VI     Amendment or Termination                                       12

ARTICLE VII     Administration                                                13
         Company as Administrator                                             13
         Powers and Duties                                                    13
         Reliance on Tables, etc.                                             14
         Nondiscriminatory Exercise of Authority                              14
         Status as Fiduciary                                                  14
         Fiduciary Liability                                                  14
         Examination of Records                                               15
         Indemnification                                                      15

ARTICLE VIII     Miscellaneous Provisions                                     16
         Information to be Furnished                                          16
         Limitation of Rights                                                 16
         Governing Law                                                        16
         No Guarantee of Tax Consequences                                     16

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                                  INTRODUCTION



Avondale Industries, Inc. (the "Company") established a cafeteria plan within the meaning of Section 125 of the Internal Revenue Code of 1986, effective as of July 1, 1987, known as the Avondale Industries, Inc. Flexible Benefits Plan (hereinafter referred to as "Plan"). This Plan is amended effective January 1, 1998 to comply with the Family and Medical Leave Act of 1993 and to make other clarifications and revisions. The purpose of this Plan is to provide eligible employees a choice between certain taxable and nontaxable benefits.

This Plan is intended to qualify as a cafeteria plan under section 125 of the Internal Revenue Code of 1986 and is to be interpreted in a manner consistent with the requirements of that section (as it may be amended).
                                       1
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                                    ARTICLE I

                                   Definitions

Definitions. As used herein, the following words and phrases, whether or not capitalized, shall have the following meanings unless a different meaning is plainly required by the context. Words implying the masculine gender include the feminine, and words in the singular shall include the plural and the plural the singular. Any headings herein are included for reference only and are not to be construed so as to alter any of the terms of the Plan.

   1.01 "Benefit Plan" means any of the health (disability, medical or dental) plans, group term life insurance plan, and any accidental death and dismemberment plan offered by the Company to its Employees. All of these plans are maintained in accordance with, and described in, one or more other documents that are not specifically contained within this plan document, but are by this reference incorporated herein.

   1.02  "Change in Family Status" includes:

         a. Marriage, divorce, death of spouse or child, birth or adoption of child;

         b. Change in employment status of a spouse or a significant change in the health coverage of the employee or spouse attributable to the spouse's employment; or

         c. Such other events related to family status that are either specifically permitted under regulations of the Internal Revenue Service or are substantially similar and consistent with the intent of such regulations. Change in Family Status does not include termination of employment or reduction in hours, with respect to the Participant himself.

   1.03 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or successor provisions of any legislation that amends, supplements or replaces such section or subsection.

   1.04  "Company" means Avondale Industries, Inc.

   1.05 "Compensation" means a Participant's salary, as determined by the Company.

   1.06 "Company Contributions" means those contributions made by the Company to provide certain taxable and nontaxable benefits to the Employees.

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   1.07  "Dependent  means an  unmarried  child of a  Participant  (including  a legally adopted child, or a stepchild) who is dependent upon the Participant for his or her support and:

         a.       is under the age of nineteen; or

         b.       is under the age of twenty-five and is a full-time student.


   1.08 "Effective Date" means January 1, 1998. The original effective date was July 1, 1987.

   1.09 "Election Form" means the Flexible Benefits Plan 1998 Enrollment Form and any future Enrollment Forms provided by the Company by which a Participant makes his benefits selection and by which the Participant may authorize the Company to reduce his Compensation in order to obtain certain benefits.

   1.10  "Election   Period"   means  the  period   designated  by  the  Company
         immediately preceding the beginning of each Plan Year during which the Employee must complete his Election Form.

   1.11  "Elective  Contributions"  means those  contributions  as  described in
         Article III, Section 3.01.

   1.12 "Employee" means a full-time employee of the Company who is performing active work for at least 30 hours per week.

   1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes references to any comparable or successor provisions of any legislation that amends, supplements or replaces such section or subsection.

   1.14 "FMLA" means the Family and Medical Leave Act of 1993 (29 USCSss.2601 et seq.).

   1.15 "FMLA Leave" means a leave of absence that the Company is required to extend to an Employee under the provisions of the FMLA.

   1.16  "Nonelection  Company   Contributions"  means  those  contributions  as
         described in Article III, Section 3.02.

   1.17 "Participant" means any eligible Employee covered under this Plan in accordance with Article II.
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   1.18  "Plan" means the  Avondale  Industries,  Inc.  Flexible  Benefits  Plan
         maintained pursuant to this plan document.

   1.19 "Plan Year" means the period beginning on the effective date and ending on December 31, 1998 and each succeeding 12-month period beginning January 1 thereafter; except that the first Plan Year was from July 1, 1987 to December 31, 1987.

   1.20 "Qualified Beneficiary" means, with respect to a Participant, any other individual who, on the day before the qualifying event for that Employee, is a beneficiary under the plan (a) as the spouse of the covered Employee, or (b) as the dependent child of the Employee.
                                       4
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                                   ARTICLE II

                             Eligibility Provisions

   2.01  Effective Date of Participation for Eligible Employees

         An Employee will become a Participant in this Plan on the first day of the first month following 30 days of employment with the Company.

   2.02  Termination of Participation for Eligible Employees

         With respect to any Participant, coverage ends on the date of the earlier of the following events:

         a. The date this Plan terminates;

         b. The date the person ceases to be an Employee.

   2.03 Participation During FMLA. Any Participant who is absent from work due to a FMLA Leave shall have the right to continue to participate in the Plan conditioned on the Participant's (a) continuing to have an employment relationship with the Company, and (b) making the payments pursuant to Section 3.06. If the Participant fails to make the required Elective Contributions, upon return from FMLA Leave the Participant can elect to be reinstated as a Participant of the Plan on the same terms as prior to taking FMLA Leave (including family and dependent coverage).
                                       5
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                                   ARTICLE III

                                  Contributions

   3.01  Elective Contributions

         A Participant may elect under this Plan to receive his full Compensation for any Plan Year in cash or elect to have a portion of his Compensation withheld from receipt to be applied to the cost of his participation in the Company Health Plan, that provides a combination of life insurance and medical benefits, and any other Benefit Plan offered by the Company.

         The monetary amount associated with this election constitutes Elective Contributions. Such salary redirection shall be authorized by the Participant on the Election Form. The Company may reduce any Participant's allocation of Elective Contributions to the extent it deems it necessary to enable the Plan to comply with any nondiscrimination requirements imposed by the Code, and any other applicable law or regulation.

   3.02  Nonelective Company Contributions

         If a Participant elects one or more of the benefit options under this Plan, the Company shall make Nonelective Company Contributions which vary based on the benefit option(s) chosen. The amount of such Nonelective Company Contribution shall be the amount equal to the premium required for the benefit option(s) selected, less the Elective Contribution for such benefit option.

   3.03  New Employees

         In the case of a new Employee who first becomes a Participant during the middle of a Plan Year, the maximum amount of Elective Contributions made available to such Participant for the balance of that Plan Year shall be prorated on the basis of the number of pay periods remaining in such Plan Year.

   3.04  Pay Reduction and Payroll Withholding

         A Participant's Compensation for a Plan Year shall be reduced by the amount of the Elective Contributions that the Participant elects for the Plan Year under this Article III. Such contributions shall be made only by payroll reduction on a pre-tax basis.

                                       6
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   3.05  Maximum Amount of Elective Contributions

         The Elective Contributions under each Benefit Plan for any Participant are listed in the Election Form provided each year by the Company.

   3.06 Participant Contributions by Participants on FMLA Leave. Any Participant who elect to maintain coverage while on unpaid FMLA Leave must continue to make any Elective Contributions specified in Section
         3.01 by remitting payment on an after-tax basis to the Company on or before each pay period for which the contributions would have been deducted from the Participant's paycheck if FMLA Leave had not been taken, provided that any delinquent payments must be made within 30 days of their due date.


                                       7
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                                   ARTICLE IV

                      Participant Elections/Benefit Options

   4.01  Initial Enrollment Period

         An Employee who is eligible to become a Participant must complete sign and file an Election Form at any time during the period beginning on the first day of employment through the end of that month. Coverage is effective as of the first of the following month.

         The Election Form shall permit an Employee to elect to participate in the Plan by:

         a.       an affirmative election to participate; and

         b. authorizing a pay reduction in exchange for benefits under the Company Health Plan or any other Benefit Plan offered by the Company.

         If an Employee fails to complete, sign and file an Election Form during such period the Employee may become a Participant on a later date in accordance with Section 4.02, 4.07, or 4.08.

   4.02  Annual Enrollment Period

         Each Employee who is a Participant or who is eligible to become a Participant shall complete, sign and file an Election Form during the thirty (30) day period immediately prior to the beginning of each Plan Year. The elections made by the Participant on this Election Form shall be effective, subject to Section 4.07, for the entire Plan Year. An Employee who is a Participant and who fails to complete, sign and file an Election Form as required by this Section 4.02 shall be deemed to have elected to continue the same benefits then in effect for such Participant.

   4.03  Duration of Elections

         Except as provided in Changes in Employee Elections below, each Participant's election is irrevocable and shall remain in effect until the beginning of the following Plan Year.

   4.04  Benefit Enrollment

         Election to enroll in a Benefit Plan offered under this Plan shall be governed by the terms, conditions and provisions of the respective Benefit Plan's plan document.
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   4.05  Value of Benefits

         Each Plan Year the Company has the duty and right to determine and set the values and Elective Contributions associated with each benefit offered under this Plan.

   4.06  Absence of Completed Election Form

         Failure to return a completed Election Form to the Company on or before the specified due date for the Plan Year in which a new Employee first becomes a Participant shall be considered a choice by the Participant to select cash only and to select no Benefit Plan coverage. A Participant who fails to return an Election Form for any subsequent Election Period shall be deemed to have elected to continue whatever benefit options he had selected on the most recent Election Form previously provided by the Participant to the Company.

   4.07  Changes in Employee Elections

         A Participant may revoke his elections and make new elections with respect to the remainder of the Plan Year only if the Company determines that both the revocation and the new election are on account of and consistent with a Change in Family Status; and provided further that such change is permitted under the terms of the respective Benefit Plan document. The Company shall make the necessary determination within a reasonable time after receiving the new Election Form and any proof of such family status change the Company may require in order to make such determination. Changes in contributions and benefits attributable to a change in the Participant's election shall be effective with respect to the pay period which begins coincident with or immediately following the date on which the new Election Form is approved by the Company.

         Further, any Participant who takes an FMLA Leave may revoke any and all existing elections at the beginning of (or during) the leave. Such Employee shall have the right to reinstate any revoked election of Elective Contributions at the end of the FMLA Leave. The new election must be consistent with the reason that such change was permitted.

         In the event that a benefit option is materially changed or terminated during a Plan year, due in no fault to either the Participant or the Company, any Participant who had elected such option may prospectively change, at the time the option is so changed or terminated, to another similar option; provided further that such change is permitted under the terms of the respective Benefit Plan document. In the event that no similar option remains, cash will be deemed to be elected.

                                       9
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   4.08  Special Enrollment Right

         Notwithstanding any provision of the Plan to the contrary, an election of coverage under the Benefit Plan options made by a Participant on his or her Election Form may be revoked and a new election may be made if the Participant has exercised a Special Enrollment Right under the Plan, provided such revocation and new election must be made within (a) 30 days of marriage, birth, adoption, or placement of adoption of a new Dependent or (b) within 30 days following the termination of other health insurance coverage for one of the following reasons: (i) the Participant or Participant's Dependent's coverage was under a COBRA continuation policy at open enrollment and such coverage was exhausted, or (ii) the Participant or Participant's Dependent's coverage was not under a COBRA continuation policy and either the coverage was terminated as a result of loss of eligibility for the coverage (including as a result of legal separation, divorce, death, termination of employment, or reduction of hours of employment) or employer contributions toward such coverage was terminated.

         Any such revocation and new election shall be made by executing a new Election Form. The new Election Form shall become effective as of the first payroll period of the month following receipt of such form by an authorized representative of the Company; however, if the revocation and new election is made by reason of birth or adoption of a Dependent the election shall be retroactive to the date of birth, adoption or placement for adoption of the Dependent.

         For purposes of this Section 4.08, a Special Enrollment Right may be exercised by an Employee or Dependent who was covered under another group health plan or health insurance coverage at open enrollment and who stated in writing the reason for declining enrollment (provided the Company required such statement on the enrollment form). A Special Enrollment Right is also available to a Participant, if not otherwise enrolled, and to the Participant's spouse if the Participant has a new Dependent through birth, marriage, adoption, or placement for adoption.
                                       10
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                                    ARTICLE V

                                  COBRA Rights

   5.01  In General

         The benefits provided under this Plan may be subject to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). In the event any provision of this document is inconsistent with COBRA, the provisions of COBRA are applicable.

   5.02  Definition of Employee and Participant

         For purposes of COBRA, the terms Employee and Participant may include former Employees who have terminated employment with the Company and persons who are current or former dependent spouses or dependent children of Employees. Accordingly, to the extent required by COBRA, any Qualified Beneficiary who has elected certain rights under COBRA shall be afforded privileges otherwise restricted to Participants as defined in Section 1.16.

   5.03  Continuation of Benefits

         To the extent required by COBRA, rights under the Benefit Plan will continue for any Qualified Beneficiary beyond the date of normal termination of coverage.

   5.04  Benefit Plan

         A statement of COBRA rights under the Benefit Plan is contained in its plan document.

   5.05  Enrollment Options

         During open enrollment periods described in Section 4.02, a Participant who has election rights on account of his status as a Qualified Beneficiary shall be limited to electing prospective coverage in an option within the Benefit Plans.

   5.06  Other COBRA Provisions

         Provisions concerning length of COBRA benefits, COBRA election periods, and COBRA notification requirements, which apply to this Plan, shall be consistent with those specified in the Benefit Plan's plan document.
                                       11
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                                   ARTICLE VI

                            Amendment or Termination

         Avondale Industries, Inc. shall have the right to terminate, suspend, withdraw, amend or modify the Plan in whole or in part at any time on a prospective basis without prior consultation with, notice to, or approval by, the Participants.

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                                   ARTICLE VII

                                 Administration

   7.01  Company as Administrator

         The administration of the Plan shall be under the supervision of Avondale Industries, Inc. The day to day responsibilities are delegated by Avondale Industries, Inc. to the Avondale Industries, Inc. Benefits Committee. It shall be a principal duty of Avondale Industries, Inc. to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them.

   7.02  Powers and Duties

         The Company will have full power to administer the Plan in all of its details, subject to applicable requirement of law. For this purpose, the Company's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this
         Plan:

         a. To establish a funding policy and method consistent with the objectives of the Plan.

         b. To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law.

         c. To interpret the Plan, its interpretation in good faith to be final and conclusive on all persons claiming benefits under the Plan.

         d.       To  decide  all   questions   concerning   the  Plan  and  the
                  eligibility of any person to participate in the Plan.

         e. To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan.

         f. To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, provided such allocation or delegation is evidenced in some form satisfactory to the Company.

         g. To notify the Participants in writing of any substantive amendment or termination of the Plan or of a change in benefits available under the Plan.

         Notwithstanding the provisions of this Section, the powers and duties allocated to Avondale Industries, Inc. and described in this section shall only be applicable with respect to a claim arising under the Benefit Plans or to the administration of the Benefit Plans to the extent that such power or duty is not allocated (either expressly or by implication) to the individual(s) or entity appointed to serve as administrator or insurer of the Benefit Plans.

   7.03  Reliance on Tables, etc.

         In administering the Plan, Avondale Industries, Inc. will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by, or in accordance with the instructions of, the administrators of any of the plans offered within the Plan, or by accountants, counsel or other experts employed or engaged by Avondale Industries, Inc..

   7.04  Nondiscriminatory Exercise of Authority

         Whenever, in the administration of the Plan, any discretionary action by Avondale Industries, Inc. is required, Avondale Industries, Inc. shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

   7.05  Status as Fiduciary

         Avondale Industries, Inc. shall be the named fiduciary of the Plan, pursuant to ERISA. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

   7.06  Fiduciary Liability

         No named fiduciary shall be liable with respect to a breach of fiduciary duty, if such breach was committed before he became a named fiduciary or after he ceases to be a named fiduciary. No fiduciary shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by the Plan, or where such other person was designated to carry out such fiduciary responsibility in the manner prescribed by the Plan, except to the extent that such fiduciary is in violation of his duty under Section 405(a) or Section 405(c)(2) of ERISA.

   7.07  Examination of Records

         The Company will make available to each Participant such of his records under the Plan as pertain to him, for examination at reasonable time during normal business hours.

   7.08  Indemnification

         The Company agrees to indemnify and to defend to the fullest extent permitted by law any Employee or other Plan fiduciary acting within the scope of their respective duties (including any former Employee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

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                                  ARTICLE VIII

                            Miscellaneous Provisions

   8.01  Information to be Furnished

         Participants shall provide the Company with such information and evidence and shall sign such documents, as may reasonably be requested from time to time, for the purpose of administration of the Plan.

   8.02  Limitation of Rights

         Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Company except as provided herein.

   8.03  Governing Law

         This Plan shall be construed, administered and enforced according to the laws of Louisiana.

   8.04  No Guarantee of Tax Consequences

         Notwithstanding anything herein to the contrary, the Company does not insure or make any commitment or guarantee that any amounts paid to a Participant pursuant to the Plan or any amounts by which a
         Participant's wages are reduced pursuant to Article III will be excludable from the Participant's gross income for federal, state or local income tax purposes. It shall be the obligation of each Participant to notify the Company if the Participant has reason to believe that any payment made or to be made to the Participant pursuant to the Plan is not excludable from the Participant's gross income for federal, state or local income tax purposes.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this 30th day of December, 1998, by its officer thereunto duly authorized.


WITNESSES:                                   AVONDALE INDUSTRIES, INC.

/S/ RONALD E. BAILEY                         By:    /S/ THOMAS M. KITCHEN
------------------------                            ---------------------
/S/ GEORGE E. WHITE, JR.                     Title: VP & CFO
------------------------                            ---------------------

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